UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

PRESSURE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38185	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue

South Easton, Massachusetts 02375

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 230-1828

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Assets and Liabilities from CBH International LLC, dba “Uncle Bud’s.”

On January 9, 2024, Pressure BioSciences, Inc. (the “Company”) and CBH International LLC, dba “Uncle Bud’s,” (“Uncle Bud’s”) signed an Asset Purchase Agreement (the “Agreement”) for the Company to acquire all of Uncle Bud’s assets and assume selected liabilities, including a $734,000 long-term loan. Uncle Bud’s stockholders received 127 shares in PBIO convertible Series DD Preferred Stock that converts into 2,540,000 common shares of PBIO. Such shares are subject to standard restrictions on resale. In addition, the parties agreed to an earnout for additional shares of PBIO Common Stock worth up to $4,000,000 based on the achievement of revenue and pre-tax income results in 2024. Upon the closing, all employees of Uncle Bud’s have become employees of PBIO and Uncle Bud’s has become the Consumer Products Business Unit of the Company.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the complete text of the document attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On January 22, 2024, the Company issued a press release announcing the closing of the acquisition of Uncle Bud’s assets and the assumption of selected liabilities.

A copy of the press release of the Company is included as Exhibit 99.1 of this Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Asset Purchase Agreement between Pressure BioSciences, Inc. and CBH International LLC, dated January 9, 2024.*

99.1	Press Release, dated January 22, 2024.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

* We have omitted certain schedules to this agreement in accordance with Item 601(b)(2) of Regulation S-K, and we will supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: January 25, 2024	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President